                                    FORM 8-K


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 27, 2004



                           DUSA PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)



   NEW JERSEY                    0-19777                      22-3103129
(State or other                                             (IRS Employer
jurisdiction of               (Commission                   Identification
 incorporation)               File Number)                      Number)


                                 25 UPTON DRIVE
                         WILMINGTON, MASSACHUSETTS 01887
          (Address of principal executive offices, including ZIP code)

                                 (978) 657-7500
              (Registrant's telephone number, including area code)




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ITEM 5.  OTHER EVENTS.

DUSA Pharmaceuticals, Inc. today announced that it has entered into definitive agreements with certain new and existing institutional and other accredited investors for the private placement of 2,250,000 shares of its common stock at a purchase price of $11.00 per share resulting in gross proceeds to DUSA of $24.75 million. In addition, the Company has granted the investors the right to purchase up to an aggregate of an additional 337,500 shares of common stock at $11.00 per share. The Company also announced that it will use the proceeds from the sale of the securities to expand its sales force, for possible product acquisitions and for general working capital purposes, including research and development opportunities.

Except for historical information, this report contains certain forward-looking statements that involve known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to the use of funds raised in the private placement. Such risks and uncertainties include, but are not limited to the results of clinical trials, the status of its patents and proprietary protection, reliance on third parties to manufacture (in compliance with FDA regulations), uncertainties regarding the marketing of its products, the availability of funds for ongoing operations and further development activities and other risks detailed from time to time in the Company's United States Securities and Exchange Commission (SEC) filings.


ITEM 7. FINANCIAL STATEMENTS AND OTHER EXHIBITS.


[99]     Press Release dated February 27, 2004.
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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DUSA PHARMACEUTICALS, INC.




Dated:  February 27, 2004          By: /s/ D. Geoffrey Shulman
                                       ----------------------------------------
                                       D. Geoffrey Shulman, MD, FRCPC President,
                                       Chief Executive Officer